                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SONOCO PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (SONOCO LOGO)

                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET
                      HARTSVILLE, SOUTH CAROLINA 29550 USA

                                                                  March 16, 2001

TO OUR SHAREHOLDERS:

     You are cordially invited to attend our Annual Shareholders' Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 18, 2001, at 11:00 A.M.

     We have enclosed a Notice of Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.

     In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company's progress, and you will be given an opportunity to ask questions of general interest to all shareholders.

     We have also enclosed a copy of the 2000 Annual Report, which reviews the Company's past year's events (or, if you have previously consented in writing, we have delivered a single copy of the Annual Report for all shareholders at your address).

     We hope that you will come to the Annual Meeting in person; but even if you plan to come, we strongly encourage you to complete the enclosed proxy appointment and return it to us in the enclosed business reply envelope. Or, you can vote by telephone or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and later find you can be present or if for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.

/s/ Charles W. Coker
                                            /s/ Harris E. DeLoach, Jr.
Charles W. Coker                            Harris E. DeLoach, Jr.
Chairman                                    President & Chief Executive
                                            Officer

                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET
                      HARTSVILLE, SOUTH CAROLINA 29550 USA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.................................  11:00 A.M. on Wednesday, April 18, 2001.

PLACE................................  The Center Theater, 212 North Fifth Street, Hartsville,
                                       South Carolina.

PURPOSES.............................  (1) To elect five members of the Board of Directors to serve for the next three years.
                                       (2) To approve the selection of independent auditors.
                                       (3) To transact any other business that properly comes
                                           before the meeting or any adjournment of the meeting.

RECORD DATE..........................  You can vote if you were a shareholder of record at the close of business February 23, 2001.

ANNUAL REPORT........................  We have enclosed a copy of the 2000 Annual Report (or, if you have previously consented in writing, we have delivered a single copy of the Annual Report for all shareholders at your address). The Annual Report is not part of the proxy
                                       soliciting material.

PROXY VOTING.........................  It is important that your shares be represented and voted at the meeting. Please vote in one of these three ways:
                                          (1) USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card if you live in the United States or call the toll
                                              telephone number shown on your proxy card COLLECT if you
                                              live outside the United States;
                                          (2) VISIT THE WEB SITE shown on your proxy card and vote via the Internet; OR
                                          (3) MARK, SIGN, DATE, AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
                                       Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                                          By order of the Board of Directors,

                                          Charles J. Hupfer
                                          Secretary

March 16, 2001

                            SONOCO PRODUCTS COMPANY

                              NORTH SECOND STREET
                      HARTSVILLE, SOUTH CAROLINA 29550 USA

                                PROXY STATEMENT

                              GENERAL INFORMATION

INFORMATION CONCERNING THE SOLICITATION

     We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held on April 18, 2001, and at any adjournment or postponement of the meeting. "We", "our", "us", "Sonoco", and "the Company" all refer to Sonoco Products Company. The proxy materials are first being mailed on or about March 16, 2001.

WHO MAY VOTE

     You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on February 23, 2001. At the close of business on February 23, 2001, a total of 94,908,479 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote.

VOTING BY PROXIES

     If your shares are held by a broker, bank or other nominee, they will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating, and mailing the proxy card in the enclosed postage-paid envelope; by dialing the toll-free or collect telephone numbers shown on your proxy card; or by accessing the Internet web site shown on your proxy card. Of course, you can always come to the meeting and vote your shares in person.

     The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to the Board of Directors and FOR approval of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board does not know of any other such matters.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before it is voted. If you are a record shareholder, you may revoke your proxy in any of the following ways:

     - by giving notice of revocation at the Annual Meeting;

     - by delivering to the Secretary of the Company, North Second Street, Hartsville, South Carolina, 29550 USA, written instructions revoking your proxy; or

     - by delivering to the Secretary an executed proxy bearing a later date.

     Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person in which case your proxy vote will not be used.

HOW VOTES WILL BE COUNTED

     The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote (a "quorum") is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. "Broker non-votes" also count in determining whether a quorum is present. A "broker non-vote" occurs when a broker, bank or nominee who holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

     If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.

     Approval of the selection of PricewaterhouseCoopers LLP as independent auditors and approval of any other matter that may be brought before the meeting require that the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

COST OF THIS PROXY SOLICITATION

     We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that some of our officers and regular employees will solicit proxies by telephone, telefacsimile, e-mail, or personal contact. None of these officers or employees will receive any additional or special compensation for doing this.

                             ELECTION OF DIRECTORS

     At our Annual Meeting five directors will be elected and will hold office for the next three years. Their terms will expire at our Annual Shareholders' Meeting in 2004, or when their successors are duly elected and qualify. The proxy agents intend to vote FOR the election of the five persons named below unless you withhold authority to vote for all or any of the nominees. The proxy agents will not vote for more persons than the number of nominees named. The Board of Directors recommends that you vote FOR each nominee for election.

                        INFORMATION CONCERNING NOMINEES

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

  (PHOTO F. L. H.     *F. L. H. COKER (65). Mr. Coker is retired. He was                 1964
       COKER)         President and Director of Sea Corporation of Myrtle Beach,
                      Inc. (private investments), Myrtle Beach, South Carolina,
                      from 1983 to 1989. At the time of his retirement from the
                      Company in 1979, Mr. Coker had been Senior Vice President
                      since 1976.

 (PHOTO T. C. COXE,   T. C. COXE, III (70). Mr. Coxe is retired. He was Senior           1982
        III)          Executive Vice President of the Company from 1993 to 1996
                      and was Executive Vice President from 1985 to 1993. Mr.
                      Coxe is a director emeritus of Wachovia Bank of South
                      Carolina, N.A.

  (PHOTO B. L. M.     B. L. M. KASRIEL (54). Mr. Kasriel has been Vice Chairman          1995
      KASRIEL)        and Chief Operating Officer of Lafarge (construction
                      materials group), Paris, France, since 1995. He was
                      Managing Director of Lafarge Coppee from 1989 to 1994,
                      Senior Executive Vice President from 1987 to 1989 and
                      Executive Vice President from 1982 to 1987. Mr. Kasriel is a director of Lafarge and Lafarge Corporation.

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

(PHOTO E. H. LAWTON,  E. H. LAWTON, JR. (71). Mr. Lawton has been Chairman since         1968
        JR.)          2000 and a Director since 1962 of Hartsville Oil Mill
                      (vegetable oils processor), Darlington, South Carolina. He was President of Hartsville Oil Mill from 1962 to 2000.

    (PHOTO T. E.      T. E. WHIDDON (48). Mr. Whiddon has been Executive Vice            2001
      WHIDDON)        President -- Logistics and Technology of Lowe's Companies,
                      Inc. (building and home improvement supplies and
                      services), North Wilkesboro, North Carolina, since July
                      2000. He was Executive Vice President and Chief Financial
                      Officer of Lowe's from 1996 to 2000. Prior to joining
                      Lowe's, Mr. Whiddon was Senior Vice President and Chief
                      Financial Officer of Zale Corporation (jewelers), Dallas,
                      Texas, from 1995 to 1996 and was Senior Vice President and
                      Treasurer from 1994 to 1995. Prior to joining Zale, he was
                      Vice President and Treasurer of Eckerd Corporation
                      (drugstores), Largo, Florida, from 1989 to 1994.

     All nominees previously have been elected to the Board of Directors by the Common Shareholders except Mr. T. E. Whiddon.

     Mr. P. C. Browning, whose term would have expired at this Annual Meeting, resigned from the Board on July 21, 2000, to pursue other interests. Mr. Whiddon was elected by the Board on February 6, 2001, to fill the vacancy created by the resignation of Mr. Browning until this Annual Meeting. The Corporate Governance Committee of the Board of Directors recommends Mr. Whiddon for election by the Common Shareholders.

     Mr. C. D. Spangler, Jr., whose term would have expired at the Annual Shareholders' Meeting in 2003, resigned on December 18, 2000, for personal reasons. The Corporate Governance Committee is continuing to consider potential candidates to fill the vacant seat and expects to make a recommendation to the Board of Directors in the near future. The Board may elect the recommended candidate to fill the vacant seat until the 2002 Annual Meeting of Shareholders, at which time the new director would be presented to the shareholders for election to the Board.

     The Board of Directors has fixed the number of directors of the Company at 15.

     The Corporate Governance Committee recommends to the Board of Directors nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at Annual

Meetings of Shareholders. If you wish to recommend nominees to the Corporate Governance Committee for election to the Board of Directors, you must submit in writing to the Corporate Governance Committee of the Company the names of the persons, their qualifications for service and evidence of their willingness to serve. Our Restated Articles of Incorporation require that nominations for any person who is not a director of the Company must be submitted to the Secretary at least 60 days prior to the Annual Meeting. No other nominations have been timely made for election at the Annual Meeting.

     Members of the Board of Directors whose terms of office will continue until our Annual Shareholders' Meeting in 2002 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

    (PHOTO C. J.      C. J. BRADSHAW (64). Mr. Bradshaw has been President and           1986
     BRADSHAW)        Director of Bradshaw Investments, Inc. (private
                      investments), Georgetown, South Carolina, since 1986. He
                      was President and Chief Operating Officer of Transworld
                      Corporation, New York, New York, from 1984 to 1986 and
                      Chairman of the Board and Chief Executive Officer of
                      Spartan Food Systems, Inc., Spartanburg, South Carolina,
                      from 1961 to 1986.

(PHOTO R. J. BROWN)   R. J. BROWN (66). Mr. Brown, Founder of B&C Associates,            1993
                      Inc. (management consulting, marketing research and public relations firm), High Point, North Carolina, has been
                      Chairman and Chief Executive Officer of his company since
                      1973. He is a director of First Union Corporation, Duke
                      Energy Corporation and AutoNation, Inc.

(PHOTO J. L. COKER)   *J. L. COKER (60). Mr. Coker has been President of JLC             1969
                      Enterprises (private investments), Stonington,
                      Connecticut, since 1979. He was Secretary of the Company
                      from 1969 to 1995 and was President of Sonoco Limited,
                      Canada, from 1972 to 1979.

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
(PHOTO PAUL FULTON)   PAUL FULTON (66). Mr. Fulton has been Chairman since 2000          1989
                      and a Director since 1997 of Bassett Furniture Industries,
                      Inc., Bassett, Virginia. He was Chief Executive Officer of
                      Bassett from 1997 to 2000. Mr. Fulton was Dean of The
                      Kenan-Flagler Business School, The University of North
                      Carolina, Chapel Hill, North Carolina, from 1994 to 1997.
                      He was President of Sara Lee Corporation (manufacturer and marketer of consumer products), Chicago, Illinois, from
                      1988 through 1993. Mr. Fulton is a director of Bank of
                      America Corporation, Cato Corporation, Coach, Inc., and
                      Lowe's Companies, Inc.

(PHOTO H. L. McCOLL,  H. L. MCCOLL, JR. (65). Mr. McColl is Chairman and Chief           1972
        JR.)          Executive Officer and Director of Bank of America
                      Corporation and NB Holdings Corporation and is Chief
                      Executive Officer of Bank of America, N.A., Charlotte,
                      North Carolina. He was Chief Executive Officer of the
                      former NationsBank Corporation and its predecessor, NCNB
                      Corporation, from 1983 to 1998. Mr. McColl is a director
                      of Ruddick Corporation.

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 2003 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------

(PHOTO C. W. COKER)   *C. W. COKER (67). Mr. Coker has been Chairman of the              1962
                      Company since 1990. He also was Chief Executive Officer of the Company from 1990 to 1998. Mr. Coker was President
                      from 1970 to 1990 and was reappointed President in 1994,
                      serving until 1996, while maintaining the title and
                      responsibility of Chairman and Chief Executive Officer of
                      the Company. Mr. Coker is a director of Bank of America
                      Corporation; Progress Energy Inc. and its subsidiary
                      companies, Carolina Power & Light Company and Florida
                      Progress Corporation; Sara Lee Corporation; and Springs
                      Industries, Inc.

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
    (PHOTO H. E.      H. E. DELOACH, JR. (56). Mr. DeLoach has been President            1998
   DeLOACH, JR.)      and Chief Executive Officer of the Company since July 21,
                      2000. He was Chief Operating Officer from April 1, 2000,
                      to July 21, 2000, and was Senior Executive Vice President
                      from 1999 to 2000, Executive Vice President from 1996 to
                      1999, Group Vice President from 1993 to 1996, Vice
                      President -- Film, Plastics and Special Products from
                      February 1993 to October 1993, Vice President -- High
                      Density Film Products Division from 1990 to 1993, and Vice
                      President -- Administration and General Counsel from 1986
                      to 1990.

    (PHOTO A. T.      A. T. DICKSON (69). Mr. Dickson has been Chairman since            1981
      DICKSON)        1994 and a Director since 1968 of Ruddick Corporation
                      (diversified holding company), Charlotte, North Carolina.
                      He was President of Ruddick Corporation from 1968 to 1994.
                      Mr. Dickson is a director of Lance, Inc., Bank of America
                      Corporation and Bassett Furniture Industries, Inc.

 (PHOTO DONA DAVIS    DONA DAVIS YOUNG (47). Ms. Young has been President of             1995
       YOUNG)         Phoenix Home Life Mutual Insurance Company, Hartford,
                      Connecticut, since February 2000 and a director since
                      1998. She served as Executive Vice President and General
                      Counsel from 1994 to 2000 and as Senior Vice President and
                      General Counsel from 1989 to 1994. She joined Phoenix in
                      1980. Ms. Young is a director of Venator Group and
                      Wachovia Corporation.

                                BOARD COMMITTEES

     During 2000 the Board of Directors held four regularly scheduled meetings and four special meetings to review significant developments affecting the Company and to act on matters requiring Board approval. To assist it in performing its duties, the Board has established five committees:

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           2000
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Audit Committee  -  Review compliance with major accounting   B. L. M. Kasriel --     4
                    and financial policies of the Company;      Chairperson
                                                              C. J. Bradshaw
                 -  Review adequacy of internal controls;     R. J. Brown
                                                              J. L. Coker
                 -  Review significant findings of the        Paul Fulton
                    independent public accountant and the     T. E. Whiddon
                    internal audit department;
                 -  Review results of the annual external
                    audit with the independent public
                    accountant;
                 -  Review legal and regulatory matters that
                    may have a material impact on the Company's
                    financial statements;
                 -  Review monitoring of compliance with the
                    Company's code of business conduct;
                 -  Recommend to the Board of Directors
                    annually the appointment of the
                    independent public accountant;
                 -  Review the scope of and fees for the
                    prospective annual audit;
                 -  Review the operation of the Company's
                    internal audit department; and
                 -  Act as liaison among the internal
                    auditors, the independent public accountant
                    and the Board of Directors.

     The Audit Committee acts pursuant to a written charter adopted by the Board of
Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is independent as defined in Sections 303.01(B)(2)(a) and (3)
of the New York Stock Exchange's listing standards.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           2000
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Executive        -  Periodically examine the executive        A. T. Dickson --        6
Compensation        officer compensation programs;               Chairperson
Committee                                                     C. J. Bradshaw
                 -  Set officer base salary compensation      Paul Fulton
                    rates;                                    B. L. M. Kasriel
                                                              E. H. Lawton, Jr.
                 -  Administer all annual and long-term       D. D. Young
                    incentive plans;
                 -  Administer the Company's Stock Option
                    Plans; and
                 -  Review with the Chief Executive Officer
                    the performance of corporate management,
                    management development and succession
                    plans.

Executive        -  Empowered to exercise all of the          C. W. Coker             1
Committee           authority of the Board of Directors       H. E. DeLoach, Jr.
                    between regularly scheduled meetings,     A. T. Dickson
                    except as limited by South Carolina law.  E. H. Lawton, Jr.
                                                              H. L. McColl, Jr.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           2000
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Employee         -  Oversee the Company's commitment to       D. D. Young --          3
and Public          employee health and safety;                 Chairperson
Responsibility                                                R. J. Brown
Committee        -  Provide oversight on diversity strategy,  F. L. H. Coker
                    goals and progress;                       J. L. Coker
                                                              T. C. Coxe, III
                 -  Review charitable giving policies and     T. E. Whiddon
                    practices;
                 -  Review employee morale through survey
                    results or other means;
                 -  Oversee the Company's stance, response
                    and programs related to the environment and
                    to other emerging issues;
                 -  Monitor major litigation and disputes
                    and provide guidance in responding to such
                    issues;
                 -  Review actions taken by management
                    relating to current or emerging public
                    policy issues or significant political
                    and social changes that may affect the
                    Company; and
                 -  Oversee the Company's commitment to
                    ethical business practices.

                                                                                    NUMBER OF
   COMMITTEE                                                        CURRENT           2000
     NAME                          PURPOSE                          MEMBERS         MEETINGS
---------------  -------------------------------------------  --------------------  ---------
Corporate        -  Recommend to the Board of Directors       Paul Fulton --          4
Governance          amendments to the By-Laws;                  Chairperson
Committee                                                     T. C. Coxe, III
                 -  Recommend to the Board governance         A. T. Dickson
                    policies and practices;                   B. L. M. Kasriel
                                                              E. H. Lawton, Jr.
                 -  Ensure that processes are in place for    D. D. Young
                    annual Chief Executive Officer performance
                    appraisal and reviews of succession
                    planning and management development;
                 -  Review with the Board on an annual basis
                    the appropriate skills and characteristics
                    required of Board members;
                 -  Recommend to the Board a corporate
                    philosophy and strategy governing
                    director compensation and benefits;
                 -  Recommend to the Board a policy
                    regarding assignment and rotation of
                    committee membership and chairmanships;
                    and
                 -  Conduct a process for assessment of
                    Board performance.

     During 2000 all directors attended 75% or more of the aggregate number of meetings of the Board and committees of which they were members except Mr. Kasriel who attended 73% and Mr. McColl who attended 56%.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows information as of December 31, 2000, about persons known to us to be the beneficial owner of more than five percent of our Common Shares. This information was obtained from Schedules 13g filed by these entities with the Securities and Exchange Commission, and we have not independently verified it.

                                                             AMOUNT OF
     TITLE OF                 NAME AND ADDRESS OF            BENEFICIAL   PERCENT
       CLASS                    BENEFICIAL OWNER             OWNERSHIP    OF CLASS
-------------------  --------------------------------------  ----------   --------
No Par Value Common  State Street Bank and Trust Company(1)  5,340,550     5.6%
                     225 Franklin Street
                     Boston, MA 02110
No Par Value Common  Alliance Capital Management L.P.(2)     9,206,408     9.7%
                     1345 Avenue of the Americas
                     New York, NY 10105

---------------

(1) State Street Bank and Trust Company is a bank that holds shares in various fiduciary capacities. Of the shares included above, 4,294,409 are held by the bank as trustee of the Company's Employee Savings and Stock Ownership Plan.

(2) Alliance Capital Management L.P. is an investment advisor that manages discretionary investment accounts on behalf of its clients. Alliance Capital Management L.P. is a subsidiary of AXA Financial, Inc., a Delaware corporation, which is controlled by AXA and The Mutuelles AXA. The AXA entities have disclaimed beneficial ownership of the Sonoco shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares beneficially owned as of December 31, 2000, directly or indirectly, by each director and named executive officer.

                                                                                           DEFERRED
                                                 TOTAL NUMBER   PERCENT                  COMPENSATION
                                                  OF SHARES        OF      RESTRICTED   AND RESTORATION
               NAME AND POSITION                   OWNED(1)     CLASS(2)    STOCK(8)       UNITS(9)
-----------------------------------------------  ------------   --------   ----------   ---------------
C. J. Bradshaw                                        37,630      -           -              4,131
  Director
R. J. Brown                                           18,520      -           -              3,352
  Director
F. L. H. Coker                                     1,227,820(7)    1.3%       -             -
  Director
J. L. Coker                                          228,262      -           -             -
  Director
T. C. Coxe, III                                      387,730      -           -             -
  Director
A. T. Dickson                                         80,455      -           -              5,017
  Director
Paul Fulton                                           22,623(3)   -           -             -
  Director
B. L. M. Kasriel                                      23,081      -           -             -
  Director
E. H. Lawton, Jr.                                    784,861(4)   -           -             11,074
  Director
H. L. McColl, Jr.                                     27,787(5)   -           -              8,740
  Director
D. D. Young                                           11,930      -           -              9,589
  Director
C. W. Coker                                        1,911,951       2.0%     109,344         11,484
  Chairman and Director
H. E. DeLoach, Jr.                                   533,404(6)   -         154,672          6,566
  President, Chief Executive Officer and
  Director
H. J. Moran                                          346,091      -          54,672          4,856
  Executive Vice President
F. T. Hill, Jr.                                      224,535      -          13,668          2,991
  Vice President and Chief Financial Officer
R. E. Holley                                         210,166      -          13,668          2,836
  Senior Vice President
J. C. Bowen                                           90,724      -          12,196          1,160
  Senior Vice President

                                                                                           DEFERRED
                                                 TOTAL NUMBER   PERCENT                  COMPENSATION
                                                  OF SHARES        OF      RESTRICTED   AND RESTORATION
               NAME AND POSITION                   OWNED(1)     CLASS(2)    STOCK(8)       UNITS(9)
-----------------------------------------------  ------------   --------   ----------   ---------------
P. C. Browning                                       752,628      -          80,397          5,187
  President, Chief Executive Officer and
  Director(10)
All Executive Officers and Directors (29           7,729,828       7.9%     521,648         88,724
  persons)

---------------

 (1) The directors and the named executive officers have sole voting and investment power over the shares unless otherwise indicated in the footnotes. The number includes shares subject to currently exercisable options, granted by the Company under the 1983 Key Employee Stock Option Plan, the 1991 Key Employee Stock Plan (the "1991 Plan") and the 1996 Non-Employee Directors' Stock Plan for the following directors and named executive officers: C. J. Bradshaw -- 11,600; R. J. Brown -- 18,058; F. L.
     H. Coker -- 11,600; J. L. Coker -- 11,600; T. C. Coxe, III -- 81,758; A. T.
     Dickson -- 11,600; Paul Fulton -- 11,600; B. L. M. Kasriel -- 20,966; E. H.
     Lawton, Jr. -- 11,600; H. L. McColl, Jr. -- 11,600; D. D. Young -- 7,200;
     C. W. Coker -- 801,708; H. E. DeLoach, Jr. -- 255,500; H. J.
     Moran -- 245,851; F. T. Hill, Jr. -- 171,721; R. E. Holley -- 141,872; J.
     C. Bowen -- 86,252; and P. C. Browning -- 733,362.

     Also included are shares held in the Company's Dividend Reinvestment Plan (10,201) and shares held in the Company's Employee Savings and Stock Ownership Plan (55,592).

     Shareholdings do not include Restricted Stock Rights, which have been deferred until retirement, granted under the 1991 Plan or Deferred Compensation and Restoration Units.

     Shareholdings do not include the awards listed in the Long-Term Incentive Plans -- Awards in Last Fiscal Year table shown on Page 23.

 (2) Percentages not shown are less than 1%.

 (3) Includes 507 shares of Common Stock owned by Mrs. Fulton. Mr. Fulton disclaims beneficial ownership of these shares.

 (4) Includes 672,459 shares of Common Stock owned by trusts for which Mr. Lawton is trustee. Mr. Lawton has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

 (5) Includes 11,882 shares of Common Stock owned by Mrs. McColl. Mr. McColl disclaims beneficial ownership of these shares.

 (6) Includes 223,338 shares of Common Stock owned by trusts for which Mr. DeLoach is trustee. Mr. DeLoach has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

 (7) Includes 247,500 shares of Common Stock owned by a trust for which Mr. F.
     L. H. Coker is trustee. Mr. Coker has no pecuniary interest in this trust and disclaims beneficial ownership of these shares.

 (8) Issuance of these shares, most of which have vested, has been deferred until retirement; thus, no voting rights are associated with them.

 (9) These figures represent deferred compensation units and restoration units connected with the Sonoco Savings Plan. No voting rights are associated with these units.

(10) Mr. Browning retired from the Company on July 21, 2000. His shareholdings are shown as of that date.

            EXECUTIVE COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

     The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the remuneration levels for executives of the Company. It also oversees the Company's various executive compensation plans, as well as the overall management compensation program. Additionally, the Committee reviews and plans for top management succession and reviews executive job performance. The Committee periodically evaluates the Company's executive compensation program in terms of appropriateness, including competitive positioning relative to other companies' practices. The Committee obtains independent and impartial advice from external compensation consulting firms in order to maintain objectivity in executing its responsibilities. The Committee met six times during 2000 and had met once in 2001 as of the printing of this report.

PHILOSOPHY

     The executive compensation program has been designed to attract, motivate, reward, and retain senior management by providing competitive total compensation opportunities based on performance, teamwork and the creation of shareholder value. The program currently consists of salary, annual cash bonus awards, annual stock options, periodic contingent share awards, perquisites, and employee benefits.

     In order to determine competitive compensation levels, the Company participates in a number of surveys conducted by independent consulting firms. In these surveys executive compensation levels are developed by looking at large numbers of similar positions across American industry and reflect adjustments based on company revenues. The Dow Jones Containers & Packaging Group Index ("Index"), which includes the Company, was used in the five-year shareholder return performance graph that appears on Page 21. The companies in this Index also are included, as available, among the companies whose survey data is used in the Company's compensation studies. From time to time the Company contracts with independent consulting firms to perform customized compensation studies of companies in its industry group and/or of companies having similar long-term financial performance results.

     The total compensation package for executives for 2000 was generally structured to be competitive with the 75th percentile of total pay practices for executives of similar size corporations if challenging annual financial targets and corresponding longer-term increases in shareholder value were achieved. The base salary midpoints were targeted to be at the median of surveyed market rates. Incentive compensation, consisting of annual cash bonuses, annual stock option awards and periodic contingent share awards, constitutes the Company's performance-based compensation element. The levels of the combined award opportunities reflected 75th percentile competitive total annual and long-term incentive compensation opportunities for similar positions. These awards provided opportunities to motivate and reward executives for exceptional performance. If performance targets were not met, total compensation levels would fall below competitive median practice. In further support of the Company's pay-for-performance philosophy, executive perquisites were limited and provided a lower level of benefits than the market median. The benefits program for executives provided a benefit that was somewhat higher than the market median. This benefits program, in particular the retirement and life insurance plans, was designed to enhance retention of executives until normal retirement age.

     The Committee has taken, and it intends to continue to take, steps necessary to assure the federal tax deductibility of compensation realized by senior executives. However, to the extent that such steps would not be practical or would not be consistent with the Committee's compensation objectives, there is the possibility that future compensation, in some circumstances, may not meet tax deductibility requirements.

     Following is a discussion of elements of the executive compensation program, along with a description of the decisions and actions taken by the Committee, with regard to 2000 compensation. Also included is a specific discussion of the decisions regarding the compensation of Mr. DeLoach and Mr. Browning. On July 21, 2000, Mr. Browning elected to take early retirement and was replaced by Mr. DeLoach as President and Chief Executive Officer ("CEO"). The tables and accompanying narrative and footnotes which follow this report reflect the decisions covered by the following discussions.

SALARY

     The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each position. The Committee reviews the base salaries of all senior executives on an annual basis.

     Merit salary increases are based on consideration of each executive's performance and position in his or her salary range. Promotional salary increases are awarded to recognize increased responsibilities and accountabilities. The Committee used these criteria to determine salary adjustments for Mr. DeLoach and Mr. Browning and for each of the executive officers except Mr. Coker and Mr. Moran.

     Mr. Coker and Mr. Moran, who remain active employees of the Company as Chairman of the Board and Executive Vice President, respectively, have elected to begin receiving their supplemental executive retirement plan benefit (SERP) for which they became eligible at their normal retirement date. Upon initiation of these payments, Mr. Coker's base salary was reduced to zero, and Mr. Moran's base salary was significantly reduced.

     Mr. DeLoach's base salary was increased on April 1, 2000, upon his promotion to Chief Operating Officer. On August 1, 2000, his base salary was increased to the current level of $700,000, based on his promotion to President and CEO.

ANNUAL BONUS AWARDS

     The Company has an annual bonus plan which provides for cash incentive opportunities based upon achievement of pre-determined annual financial performance goals, as well as attainment of key strategic and operational objectives. The purpose of this plan is to link a significant portion of executive pay to both the Company's operating performance for the year and to critical issues affecting the long-term health of the Company.

     Financial performance goals were weighted from 80% to 100% of total bonus opportunity. For senior executives with corporate responsibility, the plan's financial goals were based on corporate earnings per share from ongoing operations. For executives with business unit responsibility, one-fourth of the bonus opportunity available for financial performance was based on corporate earnings per share, and the remainder was based on business unit profit before interest and taxes.

     The strategic and operational objectives for 2000 were weighted from 0% to 20% of total bonus opportunity and were comprised of employee safety, growth initiatives, productivity and purchasing improvement, effective use of capital, and diversity.

     On February 6, 2001, the Committee reviewed and approved the 2000 annual bonus payments for executive officers. Initial bonus amounts were assigned to each executive officer (except Messrs. DeLoach, Moran, Hill, Holley, and Bowen), based on the scoring of financial goal attainment and subjective evaluations of how well their strategic and operational objectives were met. In some cases the Committee used additional discretion based on its assessment of individual performance and internal equity in the determination of final bonus amounts. Mr. DeLoach's bonus, which reflects the Committee's assessment of his contribution and efforts in 2000, is shown under the "Bonus" caption in the Summary Compensation Table on Page 22. In determining the amount, the Committee considered the challenges associated with assuming the position of CEO, the Company's financial performance and his role in the reorganization of the executive structure to provide for more effective execution of strategic initiatives and accountability. The bonus awards for Messrs. Moran, Hill, Holley, and Bowen were determined in the same manner as the bonus award for Mr. DeLoach. In lieu of any fixed compensation, Mr. Coker participated in a special variable-pay incentive compensation plan, based solely on earnings per share goals. Mr. Browning's bonus award was based on a percentage of his base salary prior to termination, as calculated by a predetermined formula.

STOCK OPTIONS

     In 2000 the Committee granted to Mr. DeLoach, Mr. Browning, the executive officers, and other key management employees options to purchase shares of Common Stock under a plan which previously had been approved by the Company's shareholders. The price of these options was set at the prevailing market price on the date the options were awarded. Accordingly, these options will be valuable to the recipients only if the market price of Company stock increases. Stock option awards for Mr. DeLoach, Mr. Browning and the other named officers are included in the Summary Compensation Table on Page 22 under the caption "Number of Securities Underlying Options Granted" and in the Option Grants in Last Fiscal Year table on Page 25.

OTHER

     On April 1, 2000, and July 21, 2000, the Committee made special grants of performance-based restricted share units to Mr. DeLoach upon his promotions to Chief Operating Officer and to President and CEO. A grant of performance-based restricted stock units was also made to Mr. Moran on June 1, 2000, upon his agreement to defer his planned retirement.

     Effective December 31, 2000, the Committee granted awards of contingent share units to twenty-nine executives, including Mr. DeLoach and five other executive officers named in the Summary Compensation Table. These awards, consisting of performance-based share units, were granted to provide corporate and business unit managers with an additional compensation opportunity which can be realized only if targeted creation of shareholder value also is achieved. The number of restricted shares granted was based on the Committee's judgment as to the appropriate size of an award, the individual's level within the Company and the earlier mentioned surveys of competitive compensation levels. Any shares disbursed as a part of this program will be funded from shares allocated in the 1991 Key Employee Stock Plan and, in order to minimize dilution, will consist entirely of previously-issued shares that are acquired by the Company and retired or cancelled.

     The award to Mr. DeLoach reflects the Committee's recognition of his leadership in the development of a comprehensive plan for sustainable growth for the Company. The awards to the other participants also are intended to reward achievement of performance goals that will lead to above-average shareholder returns. As described in more detail on Page 24, awards will vest depending on cumulative earnings per share (EPS) and average return on net assets employed (RONAE) for the three-year performance period. Except for death, disability or retirement other than for cause, termination of a participant's employment prior to the end of the performance period will result in forfeiture of an award.

     The Committee awarded a one-time grant of restricted stock units to Mr. DeLoach on December 31, 2000, to help assure the retention of his services through 2005. These units will all vest on December 31, 2005.

     As discussed in the section "Transactions with Management", Mr. Browning elected to retire prior to normal retirement age from his positions as President, Chief Executive Officer and Director of the Company on July 21, 2000. The Company provided Mr. Browning with severance benefits pursuant to an Agreement and Mutual Release between the Company and Mr. Browning. The benefits provided in the agreement were structured in accordance with representations made to him by the Company when he was hired. In structuring the agreement, the Company retained the services of a national compensation consulting firm which provided information about the range of amounts that have been paid and benefits that have been provided in recent years to executive officers in connection with termination of their employment. After considering these amounts and the various circumstances relating to the other terminations of employment, and comparing those circumstances to Mr. Browning's situation, the Board of Directors decided to provide Mr. Browning with severance benefits at the moderate to low end of typical competitive practice.

            A. T. Dickson (Chairperson)  C. J. Bradshaw  Paul Fulton
            B. L. M. Kasriel  E. H. Lawton, Jr.  C. D. Spangler, Jr.

                        COMPARATIVE COMPANY PERFORMANCE

     The following line graph compares cumulative total shareholder return for the Company with the cumulative total return of the S&P 500 Stock Index and a nationally recognized industry index, the Dow Jones Containers & Packaging Group (which includes the Company), from December 31, 1995, through December 31, 2000. The graph assumes $100 invested on December 31, 1995, in the S&P 500 Stock Index, the Dow Jones Containers & Packaging Group and Sonoco Products Company Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                         AMONG THE S&P 500 STOCK INDEX,
                   THE DOW JONES CONTAINERS & PACKAGING GROUP
                         AND SONOCO PRODUCTS COMPANY**

                                                                             DOW JONES CONTAINERS &
                                                   S&P 500 STOCK INDEX           PACKAGING GROUP         SONOCO PRODUCTS COMPANY
                                                   -------------------       ----------------------      -----------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     122.96                      125.06                      100.82
1997                                                     163.98                      147.75                      138.34
1998                                                     210.84                      132.53                      132.82
1999                                                     255.22                      126.57                      105.02
2000                                                     231.98                       96.54                      103.88

 * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                                               -----------------------
                                                ANNUAL COMPENSATION                         NUMBER OF
                                       -------------------------------------                SECURITIES
                                                                  OTHER        RESTRICTED   UNDERLYING
                                                                 ANNUAL          STOCK       OPTIONS        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS     COMPENSATION(1)   AWARDED(2)   GRANTED(3)   COMPENSATION(4)
------------------------------  ----   --------   --------   ---------------   ----------   ----------   ---------------
H. E. DeLoach, Jr.              2000   $660,660   $371,847       $24,274       $2,162,500(5)  165,000       $ 57,499
  President and                 1999    459,170    390,295        21,029          -0-          60,000         49,429
  Chief Executive Officer       1998    412,002    296,229        18,223          -0-          55,000         48,386

H. J. Moran                     2000    185,830    244,200       -0-              -0-          60,000        126,854
  Executive Vice President      1999    401,831    328,296       -0-              -0-          35,000         77,072
                                1998    390,165    280,529       -0-              -0-          33,000         73,013

F. T. Hill, Jr.                 2000    320,076    113,755           940          -0-          36,000         23,853
  Vice President and            1999    306,004    212,000           851          -0-          35,000         23,034
  Chief Financial Officer       1998    293,169    178,540           770          -0-          27,500         24,598

R. E. Holley                    2000    283,096    204,809       -0-              -0-          17,000         17,197
  Senior Vice President         1999    258,721    152,387       -0-              -0-          16,000         18,028
                                1998    239,665    177,352       -0-              -0-          17,600         20,445

J. C. Bowen                     2000    247,861    190,691       -0-              -0-          16,000         13,188
  Senior Vice President         1999    226,081    165,040       -0-              -0-          16,000          9,921
                                1998    217,000     74,648       -0-              -0-          17,600         11,845

C. W. Coker                     2000     -0-       162,225        79,458          -0-          75,000        140,445
  Chairman                      1999    246,668    466,666        81,025          -0-         100,000        192,487
                                1998    740,004    613,463        69,816          -0-         110,000        344,629

P. C. Browning                  2000    438,331    196,416       -0-             223,610(7)   175,000        843,826
  President and                 1999    732,831    696,190       -0-              -0-         125,000        120,591
  Chief Executive Officer(6)    1998    684,999    576,864       -0-              -0-         110,000        116,259

---------------

(1) None of the executive officers received perquisites or personal benefits which totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments. Amounts in this column represent the above-market portion of interest credits on previously-earned compensation for which payment has been deferred.

(2) The number and dollar value of restricted stock rights held, including target contingent share units, and dividend equivalents, based on the closing stock price on December 31, 2000, of $21.625 per share were: H. E. DeLoach, Jr. -- 215,982 shares ($4,670,611); H. J. Moran -- 54,839 shares
    ($1,185,889); F. T. Hill, Jr. -- 38,580 shares ($834,286); R. E.
    Holley -- 27,321 shares ($590,812); J. C. Bowen -- 35,452 shares ($766,652);
    C. W. Coker -- 109,764 shares ($2,373,638); and P. C. Browning -- 48,325 shares ($1,045,028).

(3) Number of securities covered by 1998 grants adjusted to reflect the 10% stock dividend paid June 10, 1998.

(4) All other compensation for 2000 consisted of the following components for each named officer:

                                        COMPANY CONTRIBUTIONS AND
                     SPLIT-DOLLAR    ACCRUALS TO DEFINED CONTRIBUTION
       NAME         LIFE INSURANCE         RETIREMENT PLANS(a)
------------------  --------------   --------------------------------
H. E. DeLoach, Jr.     $ 25,970                  $31,529
H. J. Moran             111,430                   15,424
F. T. Hill, Jr.           7,891                   15,962
R. E. Holley              4,350                   12,847
J. C. Bowen                 977                   12,211
C. W. Coker             126,445                   14,000
P. C. Browning           75,602                   34,036

     ---------------

     (a) Comprised of contributions to the Sonoco Savings Plan and accruals to individual accounts in the Company's Omnibus Benefit Restoration Plan in order to keep employees whole with respect to Company contribution amounts that were limited by tax law.

     In the case of Mr. Browning, the amount also includes $734,188 paid in 2000 for salary continuation, unused vacation, limited home sale protection, and legal fees pursuant to his separation agreement.

(5) Award of 100,000 units of restricted stock rights that become vested on December 31, 2005, if Mr. DeLoach is actively employed by the Company on that date. Dollar amount shown is based on the per share stock price of $21.625 on December 31, 2000, the date of grant. Dividend equivalents will be added to these rights in the future.

(6) Mr. Browning retired from the Company on July 21, 2000.

(7) In connection with Mr. Browning's retirement, 11,322 of his restricted stock units (with a market value of $223,610, based on the $19.75 per share closing price on July 21, 2000), were vested. The remaining units from this December 31, 1999, grant were cancelled.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                        MAXIMUM     PERFORMANCE PERIOD        ESTIMATED FUTURE PAYOUTS
                       NUMBER OF     UNTIL MATURATION   -------------------------------------
       NAME           SHARE UNITS       OR PAYOUT       THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
------------------    -----------   ------------------  ------------   ---------   ----------
H. E. DeLoach, Jr.      10,000       1/1/00-12/31/02        2,500        5,000       10,000
                        16,667       1/1/00-12/31/02        4,167        8,333       16,667
                        66,667       1/1/01-12/31/03       16,667       33,333       66,667
H. J. Moran             30,000       1/1/00-12/31/02        7,500       15,000       30,000
                        30,000       1/1/01-12/31/03        7,500       15,000       30,000
F. T. Hill, Jr.         20,000       1/1/01-12/31/03        5,000       10,000       20,000
R. E. Holley            20,000       1/1/01-12/31/03        5,000       10,000       20,000
J. C. Bowen             20,000       1/1/01-12/31/03        5,000       10,000       20,000
C. W. Coker             33,333       1/1/01-12/31/03        8,333       16,667       33,333

     Awards are made in the form of contingent Company share units. The vesting of awards is tied to growth in earnings (cumulative EPS) and improved capital effectiveness (average RONAE) over a three-year period as described in the Compensation Committee's Report on Page 17. For two-thirds of the designated shares, threshold vesting is earned if three-year cumulative EPS is 97.16% of target, and maximum vesting is earned if three-year cumulative is 104.49% or more of target. For the remaining one-third of the designated shares, threshold vesting is earned if three-year average RONAE is 96% of target, and maximum vesting is earned if three-year average RONAE is 104% of target. For both measures, the target shares vest when performance is 100% of target. The stock units applicable to each performance measure will be forfeited if the minimum (threshold) performance level is not achieved. Dividend equivalents with respect to such shares are automatically reinvested in additional stock units, subject to vesting conditions previously described.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
          AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END VALUES

                                                     NUMBER OF SHARES
                                                        UNDERLYING                  VALUE OF UNEXERCISED
                     NUMBER OF                      UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                      SHARES                          AS OF 12/31/00                  AS OF 12/31/00(2)
                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------------
       NAME          EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(3)   UNEXERCISABLE(4)
------------------  -----------   -----------   -----------   -------------   --------------   ----------------
H. E. DeLoach, Jr.    -0-          $ -0-          175,500        165,000         $-0-              $294,375
H. J. Moran           -0-            -0-          210,852         60,000          203,476           120,938
F. T. Hill, Jr.       -0-            -0-          135,722         36,000           10,733            69,750
R. E. Holley          15,015         68,360       124,872         17,000          134,979            32,938
J. C. Bowen            3,753         19,198        70,252         16,000           54,561            31,000
C. W. Coker           72,178        148,185       726,708         75,000          860,659           145,312
P. C. Browning(5)     -0-            -0-          733,362        -0-              606,867          -0-

---------------

(1) The difference between the exercise price paid and the value of the acquired shares, based on the closing price of the Company's stock on the exercise date.

(2) Based on $21.625 per share, the December 31, 2000, closing price.

(3) Based on exercise prices ranging from $16.2337 to $20.8875 per share.

(4) Based on exercise prices ranging from $19.50 to $20.75 per share.

(5) Information shown for Mr. Browning is as of his July 21, 2000, retirement date. The closing price on that date was $19.75 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR
                            2000 STOCK OPTION GRANTS

                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------
                    NUMBER OF    % OF TOTAL
                    SECURITIES     OPTIONS
                    UNDERLYING   GRANTED TO     EXERCISE                   GRANT DATE
                     OPTIONS      EMPLOYEES       PRICE      EXPIRATION      PRESENT
       NAME         GRANTED(1)     IN 2000     (PER SHARE)      DATE        VALUE(2)
------------------  ----------   -----------   -----------   ----------   -------------
H. E. DeLoach, Jr.    80,000(a)      5.4        $19.6875     2/02/2010      $382,400
                      20,000(b)      1.3         20.7500     4/19/2010        97,400
                      65,000(c)      4.4         19.7500     7/21/2010       300,950
H. J. Moran           35,000(a)      2.3         19.6875     2/02/2010       167,300
                      25,000(d)      1.7         19.5000     8/15/2010       111,750
F. T. Hill, Jr.       36,000(a)      2.4         19.6875     2/02/2010       172,080
R. E. Holley          17,000(a)      1.1         19.6875     2/02/2010        81,260
J. C. Bowen           16,000(a)      1.1         19.6875     2/02/2010        76,480
C. W. Coker           75,000(a)      5.0         19.6875     2/02/2010       358,500
P. C. Browning       175,000(a)     11.7         19.6875     2/02/2010       836,500

---------------

(1) These options were granted on the following dates: (a) February 2, 2000, (b) April 19, 2000, (c) July 21, 2000, and (d) August 15, 2000, at the closing market price. They become exercisable one year from the date of grant and were granted for a period of ten years, subject to earlier expiration in certain events related to termination of employment. The exercise price can be paid by cash or by the delivery of previously-owned shares. Tax obligations also can be paid by an offset of the underlying shares.

(2) The Grant Date Present Values were derived using the Black-Scholes Option Pricing Model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast appreciation of the Company's stock price. The options' present values varied by grant date and fell within a range of $4.47 to $4.78 per option share. The Black-Scholes model was used with the following assumptions: stock price volatility of 21%, dividend yield of 2.5%, risk-free investment rate of between 6% and 6.7%, and a five-year option life.

                                 PENSION TABLE

     Named executive officers participate in a non-contributory defined benefit program which provides for a maximum annual lifetime retirement benefit equal to 60% of final average compensation, computed as a straight life annuity, based on the highest three of the last seven calendar years. In order to receive the full benefit the executive must have at least 15 years of service and retire no earlier than age 65. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 75% of the benefit paid to the executives. The total benefit provided by the Company is offset by 100% of primary U.S. Social Security.

                         AGE 65 RETIREMENT
                          YEARS OF SERVICE
     FINAL        --------------------------------
    AVERAGE                               15 OR
COMPENSATION(1)      5          10       MORE(2)
---------------   --------   --------   ----------
  $  300,000      $ 60,000   $120,000   $  180,000
     400,000        80,000    160,000      240,000
     500,000       100,000    200,000      300,000
     600,000       120,000    240,000      360,000
     700,000       140,000    280,000      420,000
     800,000       160,000    320,000      480,000
     900,000       180,000    360,000      540,000
   1,000,000       200,000    400,000      600,000
   1,100,000       220,000    440,000      660,000
   1,200,000       240,000    480,000      720,000
   1,300,000       260,000    520,000      780,000
   1,400,000       280,000    560,000      840,000
   1,500,000       300,000    600,000      900,000
   1,600,000       320,000    640,000      960,000
   1,700,000       340,000    680,000    1,020,000

---------------

(1) Final average compensation includes salary and bonus. Age, years of service and final average compensation as of December 31, 2000, for the named officers are as follows:

                          YEARS OF   FINAL AVERAGE
       NAME         AGE   SERVICE    COMPENSATION
------------------  ---   --------   -------------
H. E. DeLoach, Jr.  56     15         $  885,213
H. J. Moran(4)      68     40                 --
F. T. Hill, Jr.     48     21            502,821
R. E. Holley        58     36            443,566
J. C. Bowen         50     28            390,098
C. W. Coker(5)      67     43                 --
P. C. Browning      59     10  (3)     1,283,127

(2) Years of service beyond 15 do not provide for any additional benefit.

(3) In addition to his 6.7 actual years of service, pursuant to representations made to him at the time of his employment, Mr. Browning will be credited with an additional 2.1 years of service; and pursuant to his separation agreement, Mr. Browning will be credited with an additional two years of service when he becomes eligible to begin receiving his supplemental retirement benefit, commencing August 1, 2002.

(4) On June 1, 2000, Mr. Moran elected to begin receiving his supplemental retirement benefit and accepted a significant reduction in base salary. This benefit amounts to $431,525 per year and will not be offset by the Sonoco pension plan or Social Security until Mr. Moran retires.

(5) On May 1, 1999, Mr. Coker elected to begin receiving his supplemental retirement benefit in lieu of any fixed compensation. This benefit amounts to $955,500 per year and will not be offset by the Sonoco pension plan or Social Security until Mr. Coker retires.

                            DIRECTORS' COMPENSATION

     Employee directors do not receive any additional compensation for serving on the Board of Directors. Non-employee directors were paid an $11,000 quarterly retainer fee and a $1,000 attendance fee for special meetings in which they participated during 2000.

     Directors may elect annually to defer part or all of their retainer and special meeting fees. Directors can choose to have their deferrals earn interest credits at a market rate (the Merrill Lynch Ten-Year High Quality Bond Index) or be treated as if invested in equivalent units of Sonoco Common Stock (which are credited with reinvested dividend equivalents). Alternatively, directors can elect to receive stock options under the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan") instead of any part of their cash compensation. If a director chooses this alternative, he or she will receive an option to purchase four dollars worth of Sonoco Common Stock at the fair market value of the Common Stock on the date the option is granted for each one dollar of cash compensation the director chooses not to receive. During 2000 two directors received the following number of stock options instead of cash compensation: R. J. Brown -- 5,140 shares and C. D. Spangler, Jr. -- 9,834 shares.

     Under the Directors' Plan, at the first regularly scheduled meeting of the Board of Directors during a calendar year, each non-employee director is granted an option to purchase 3,000 shares of Common Stock at a price equal to 100% of the fair market value as of the date the options are granted. Any person who later becomes a non-employee director also receives an option to purchase shares of Common Stock at the fair market value of the Common Stock on the date the option is granted. The number of shares for which options are granted is reduced 25% for each full quarter of the calendar year during which the person does not serve as a non-employee director. During 2000 each non-employee director received an option covering 3,000 shares. Option shares are immediately vested but may not be exercised until one year after the grant date.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. A. T. Dickson, C. J. Bradshaw, Paul Fulton, B. L. M. Kasriel, E. H. Lawton, Jr., and C. D. Spangler, Jr. served on our Executive Compensation Committee during the year ended December 31, 2000.

     Mr. A. T. Dickson and Mr. Paul Fulton are directors of Bank of America Corporation. During the third quarter of 2000, Bank of America served as agent to provide a 364-day committed revolving line of credit with a one-year term out option for $450,000,000 to support our commercial paper program and for general corporate purposes. Bank of America's commitment to this facility is $50,000,000. A committed line of credit from Bank of America has been in place since 1987 and has been renewed, amended and increased or decreased according to our needs. Bank of America has extended other lines of credit to us as support for letters of credit, overdrafts and other corporate needs. It also provides treasury management services to us. We pay fees to the bank for these services and for the availability of the lines of credit, as well as interest on borrowed funds. All transactions were handled on a competitive basis. Management is convinced that the rates and provisions were as favorable to us as we could have obtained from similar sources.

     Mr. A. T. Dickson, an executive officer of Ruddick Corporation, is a member of our Compensation Committee. Mr. H. L. McColl, Jr., an executive officer of Bank of America Corporation and one of our directors, is a director of Ruddick Corporation.

                          TRANSACTIONS WITH MANAGEMENT

     Mr. H. L. McColl, Jr. is Chairman and Chief Executive Officer and Director of Bank of America Corporation. Messrs. C. W. Coker, A. T. Dickson and Paul Fulton are directors of Bank of America Corporation. See the Compensation Committee Interlocks and Insider Participation section.

     Mr. R. J. Brown is a director of First Union Corporation. First Union National Bank provides a line of credit of $45,000,000 like that of Bank of America to support our commercial paper program and for general corporate purposes. It also provides trustee services. We pay fees to First Union National Bank for the availability of the credit line and for the trustee services.

     Mr. P. C. Browning, a former director and executive officer who retired in 2000, is a director of Wachovia Corporation. Wachovia Bank, N.A. provides a line of credit of $45,000,000 like that of Bank of America to support our commercial paper program and for general corporate purposes. We pay fees to Wachovia Bank, N.A. for the availability of the credit line.

     Sonoco Hongwen Paper Company, Ltd. (SHW), a subsidiary of Sonoco Asia, LLC, and Lafarge Onoda Gypsum, Shanghai, (LOGS), a subsidiary of China Plasterboard Corporation Holding Company (British Virgin Islands), a subsidiary of Lafarge Platres International, entered into an agreement in 1998 whereby LOGS will provide technical assistance to SHW in the development and manufacture of plasterboard liner. SHW will supply the plasterboard liner to LOGS at prevailing market prices. Lafarge Platres International, through China Plasterboard Corporation, has funded 50% of the capital costs ($450,000) for implementation of the project. The balance of approximately $450,000 has been met by

Sonoco Asia, LLC. Mr. B.L.M. Kasriel is Vice Chairman and Chief Operating Officer of Lafarge. Lafarge Platres International is a subsidiary of Lafarge.

     During 2000 we purchased timber from a trust of which Mr. T. C. Coxe, III, one of our directors and a former executive officer, is trustee and more than a 10% beneficial owner. The aggregate purchase price of the timber was approximately $569,000.

     During 2000 we paid approximately $655,000 to Phoenix Home Life Mutual Insurance Company for premiums for split-dollar insurance policies covering certain of our officers and directors. Ms. D. D. Young is an executive officer and director of Phoenix Home Life Mutual Insurance Company.

     We anticipate that we will continue to engage in similar business transactions in 2001.

     Our management believes the prices and terms of the transactions reported above were comparable to those we could have obtained from other sources.

     On July 21, 2000, Mr. P. C. Browning elected to retire prior to normal retirement age from his positions as President and Chief Executive Officer and as a Director. In connection with his retirement, the Company provided him with severance benefits totaling approximately $4,100,000 pursuant to an Agreement and Mutual Release. The terms of that agreement provide for Mr. Browning to begin receiving benefits from the Company's Supplemental Executive Retirement Plan on August 1, 2002, and for payments to him under the plan to be adjusted to reflect payments that would have been made if he had continued to be employed by Sonoco until July 31, 2002. The agreement also provides for continuation of Mr. Browning's salary for 24 months, reduced by any compensation he may receive from full-time employment. In February 2001, Mr. Browning was entitled to a bonus for the year 2000 under the Annual Bonus Plan for Executives. On July 21, 2000, the agreement also provided for Mr. Browning to become 100% vested in 175,000 unvested stock options previously granted to him and 100% vested in 11,322 shares of restricted stock previously granted to him. Remaining restricted shares held by him at July 21, 2000, from his December 31, 1999, grant were cancelled. The agreement further provides for Mr. Browning to receive payments for (i) unused vacation time, (ii) medical and dental insurance on the same basis as other retirees until he is eligible for medical coverage from another employer, (iii) continuation of split-dollar life insurance premiums, (iv) limited protection against loss on the sale of his home, (v) secretarial assistance for 12 months, (vi) limited reimbursement for financial and tax planning fees, and (vii) reimbursement for certain legal fees. In return for these payments and promises made in the agreement, Mr. Browning agreed not to disclose confidential information about the Company and agreed for a period of two years not to participate without the Company's written consent in a business that competes with Sonoco or to solicit Sonoco's employees, customers, suppliers, or parties who use the Company's services. The Company agreed to indemnify Mr. Browning as fully as possible against certain amounts he might have to pay arising out of any lawsuit or claim connected with his relationship with Sonoco. Sonoco also agreed to provide Mr. Browning with director and officer liability insurance under the insurance policies provided to active Sonoco directors and officers. Mr. Browning releases the Company in the agreement, and Sonoco releases him, from all manner of claims each party might have against each other. The agreement also provides remedies in case of breach by either party. The foregoing is merely a summary of the Agreement and Mutual Release between Sonoco and Mr. Browning and does not create any rights or obligations to anyone.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has reviewed and discussed with management our audited financial statements for the year ended December 31, 2000. The Audit Committee has discussed with our independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statements on Auditing Standards 61. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000. The Committee has also reviewed the services provided by PricewaterhouseCoopers LLP, discussed under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees", and has considered whether provision of such services is compatible with maintaining auditor independence.

   B. L. M. Kasriel (Chairperson)  C. J. Bradshaw  R. J . Brown  J. L. Coker
                            Paul Fulton  D. D. Young

Audit Fees

     During 2000 PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $457,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000, and for reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for the audit of its annual financial statements for the year ended December 31, 2000, will be approximately $1,105,000.

Financial Information Systems Design and Implementation Fees

     For the year ended December 31, 2000, PricewaterhouseCoopers LLP did not provide the Company with any professional services in connection with financial information systems design and implementation.

All Other Fees

     For the year ended December 31, 2000, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $2,250,000 for professional services and expenses primarily related to tax compliance and consulting services.

                        APPROVAL OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, Certified Public Accountants, as our independent auditors to examine our financial statements for the year ending December 31, 2001. You will be asked to approve this selection at the Annual Meeting. PricewaterhouseCoopers LLP, or its predecessors, has audited our books and records for many years. Representatives of PricewaterhouseCoopers LLP will be present and available to answer questions at the Annual Meeting and may make a statement if they so desire.

     The Board of Directors recommends that you vote FOR the approval of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the current year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Our directors and executive officers are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange showing the number of shares of any class of our equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of our securities. These reports are required by Section 16(a) of the Securities Exchange Act of 1934.

     The Company failed to file on a timely basis one report on Form 4, due April 10, 1999, for Mr. B.L.M. Kasriel, a director of the Company, covering a purchase of shares on March 3, 1999. This purchase was reported on his Form 5 filed February 13, 2001.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     If you want to present a shareholder proposal to be voted on at our Annual Meeting in 2002, you must submit the proposal to the Secretary of the Company in writing by February 1, 2002. However, if you want us to include your shareholder proposal in our proxy materials for our Annual Meeting in 2002, you must be sure the Secretary of the Company receives your written proposal by November 16, 2001. All shareholder proposals must comply with the requirements of our By-Laws. The proxy agents for the Company will use their discretionary authority to vote on any shareholder proposal that the Secretary of the Company does not receive before January 30, 2002.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     We will deliver a single copy of the Annual Report to multiple shareholders sharing one address if all of those shareholders have consented in writing to delivery of a single Annual Report to their address. Upon oral or written request to EquiServe, Post Office Box 43012, Providence, RI 02940-3012, 1-800-633-4236, we will promptly deliver a separate copy of the Annual Report to a shareholder at a shared address to which a single copy was delivered. If you are currently receiving a single copy of the Annual Report for multiple shareholders at your address and would prefer to receive separate copies in the future, please write or call us at the address or telephone number above and ask us to send you separate copies. If shareholders at your address are currently receiving separate copies of the Annual Report and you would prefer to receive only one copy at your address, you may also write to us at the address above and ask us to send only one copy.

                                 OTHER MATTERS

     As of the date of this statement management knows of no business which will be presented for consideration at the meeting other than that stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE VOTE BY TELEPHONE, VIA THE INTERNET OR MARK, SIGN, DATE, AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY.

                                          Charles J. Hupfer
                                          Secretary

March 16, 2001

                                                                      APPENDIX A

                            SONOCO PRODUCTS COMPANY

                                AUDIT COMMITTEE

                                    CHARTER

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board and the Chief Executive Officer in fulfilling their responsibilities by reviewing the financial information which will be provided shareholders and others, the systems of internal controls, the audit process, and compliance with the laws and regulations that may affect the financial structure of the Company. This committee is to consist of a minimum of three and no more than six independent members of the Board who are all financially literate and at least one of whom has accounting or related financial management expertise.

     In fulfilling its responsibilities, the Audit Committee is expected to:

      - review compliance with major accounting and financial policies of the Company;

      - review the adequacy of internal controls, including computerized information system controls and security;

      - review significant findings of the independent public accountant and internal audit together with management's responses;

      - review the results of the annual external audit with the independent public accountant, including financial statement presentation, compliance with Financial Accounting Standards Board pronouncements, including U.S. Securities & Exchange Commission (SEC) requirements, adequacy of reserves, judgmental accounting estimates, and other reportable matters under generally accepted auditing standards;

      - recommend annually to the Board of Directors to include the audited financial statements in the Annual Report on Form 10-K;

      - prepare annually a report to the shareholders as required by the SEC and include this report in the annual proxy statement;

      - discuss any significant matters identified by the independent public accountant during the quarterly review of interim financial information prior to filing Form 10-Q;

      - review legal and regulatory matters that may have a material impact on the financial statements and related Company compliance policies;

      - review monitoring of compliance with the Company's code of business conduct;

      - evaluate and recommend annually the appointment or replacement of the independent public accountant to the Board of Directors, to whom the independent public accountant is ultimately responsible;

      - review and discuss for acceptance with the independent public accountant their annual letter on relationships that may reasonably be thought to bear on their independence with respect to Sonoco Products Company and report these findings to the Board of Directors;

      - review a statement of fees billed by the independent public accountant for the following categories of service: 1) the audit of the Company's annual financial statements and quarterly reports on Form 10-Q, 2) financial information systems design and implementation fees, and 3) all other fees, giving consideration to whether provision of such services is compatible with maintaining auditor independence;

      - review the scope of and fees for the prospective annual external audit;

      - review the internal audit department annual budget, staffing and audit plan;

      - review and concur in the appointment, reassignment or dismissal of the director of internal audit;

      - provide an open avenue of communication among the internal auditors, the independent public accountant and the Board of Directors;

      - perform such other functions as assigned by law, the Company's Articles of Incorporation or By-Laws, the Board of Directors, or the Chief Executive Officer; and

      - review and update this Charter annually and recommend any changes to the Board of Directors.

     The Committee is scheduled to hold at least three regular meetings each year and such additional meetings as it may deem necessary. The Committee shall hold separate executive sessions with the independent public accountant, management and the director of internal auditing at least annually.

                                                                    APPENDIX A

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                           -------------------------
                            SONOCO PRODUCTS COMPANY
                           -------------------------

                COMMON STOCK

Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [ ]

CONTROL NUMBER:


1. Election of Directors:                         For      Withhold       For
                                                  All       On All        All
   Nominees:                                   Nominees    Nominees      Except
   (01) F.L.H. Coker, (02) T.C. Coxe, III,        [ ]         [ ]         [ ]
   (03) B.L.M. Kasriel, (04) E.H. Lawton, Jr.,
   (05) T.E. Whiddon


   NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. Proposal to approve the selection of PricewaterhouseCoopers LLP, Certified Public Accountants, as independent auditors of the corporation.

                     [ ] For    [ ] Against   [ ] Abstain

3. In their discretion the proxy agents are authorized to vote upon such other business as may properly come before the meeting.

                    DIRECTORS RECOMMEND VOTING FOR 1 AND 2.

Please be sure to sign and date this Proxy.          Date
                                                         ---------------------

----------------------------------         -----------------------------------
     Shareholder Sign Here                          Co-Owner Sign Here


DETACH CARD                                                          DETACH CARD


VOTE BY TELEPHONE

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.  Call the toll-free number.
    1-877-PRX-VOTE (1-877-779-8683) or call collect on a touch-tone phone 1-201-536-8073. There is NO CHARGE for this call.

3.  Enter your Control Number located on your Proxy Card.

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.  Go to the Website:
    http://www.eproxyvote.com/son

3.  Enter your Control Number located on your Proxy Card.

4.  Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/son anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            SONOCO PRODUCTS COMPANY

          NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29550 - USA

The undersigned hereby appoints Harris E. DeLoach, Jr., President and Chief Executive Officer, or F. Trent Hill, Jr., Vice President and Chief Financial Officer, as proxy agents, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 23, 2001, at the Annual Meeting of Shareholders to be held on April 18, 2001, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-----------------------------------        ------------------------------------

-----------------------------------        ------------------------------------

-----------------------------------        ------------------------------------